As filed with the Securities and Exchange Commission on August 5, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

Registration Statement

Under

the Securities Act of 1933

PROQUEST COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3580106
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Eisenhower Parkway

Ann Arbor, Michigan 48106-1346

(734) 761-4700

(Address of Principal Executive Offices)

2003 ProQuest Strategic Performance Plan

(Full Title of the Plan)

Todd W. Buchardt

General Counsel

ProQuest Company

777 Eisenhower Parkway

Ann Arbor, Michigan 48106-1346

(Name and Address of Agent For Service)

(734) 761-4700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	1,900,000	$33.95	$64,505,000	$7,593

[1]	An indeterminate number of additional shares may be issued if the anti-dilution adjustment provision of the plan becomes operative.
[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on August 4, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to an amendment to the 2003 ProQuest Strategic Performance Plan which increases the number of shares of Common Stock authorized and reserved for issuance thereunder by 1,900,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 filed by the Company (File Nos. 333-58293, 333-48425 and 333-101186) with the Securities and Exchange Commission are incorporated herein by reference.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 5th day of August, 2005.

PROQUEST COMPANY

By:	/s/ Alan W. Aldworth
Alan W. Aldworth
Chairman of the Board, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan W. Aldworth and Todd W. Buchardt his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and a registration statement registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on August 5, 2005.

Signature	Title
/s/ Alan W. Aldworth Alan W. Aldworth	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Kevin G. Gregory Kevin G. Gregory	Chief Financial Officer, Senior Vice President, and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ Randy Best Randy Best	Director

/s/ David G. Brown David G. Brown	Director

/s/ Michael S. Geltzeiler Michael S. Geltzeiler	Director

/s/ Todd S. Nelson Todd S. Nelson	Director

/s/ William E. Oberndorf William E. Oberndorf	Director

/s/ Linda G. Roberts, Ed. D. Linda G. Roberts, Ed. D.	Director

/s/ James P. Roemer James P. Roemer	Director

/s/ Gary L. Roubos Gary L. Roubos	Director

/s/ Frederick J. Schwab Frederick J. Schwab	Director

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Amended and Restated Certificate of Incorporation of ProQuest Company is incorporated herein by reference to ProQuest Company’s Form 10-K dated March 29, 2002, File No. 001-07680.

4.2	By-laws of ProQuest Company (f/k/a Bell & Howell Operating Company) are incorporated herein by reference to Exhibit 4.2 to Bell & Howell Company’s Registration Statement on Form S-8, Registration No. 333-48425.

4.3	2003 ProQuest Strategic Performance Plan is incorporated herein by reference to ProQuest Company’s Definitive Proxy Statement dated April 19, 2004, File No. 001-07680.

5	Opinion (including consent) of Todd W. Buchardt, General Counsel of ProQuest Company.

23	Consent of KPMG LLP.

24	Power of Attorney (included on signature page).

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